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                                                                   Exhibit 10.39

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of July 1, 1997, between NES Acquisition Corp., a Delaware corporation (the "Company"), and J. D. Cox ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

     2. Position and Duties.

     (a) During the Employment Period, Executive shall serve as the Vice President, Sales of the Sprintank Division of the Company and shall have the normal duties, responsibilities and authority of a Vice President, subject to the overall direction and authority of the Company's Chief Executive Officer and the Company's board of directors (the "Board").

     (b) Executive shall report to the Company's Chief Executive Officer (or to such other person as the Company's Chief Executive Officer may reasonably designate), and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company and its Subsidiaries. For purposes of this Agreement, "Subsidiaries" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

     3. Base Salary and Benefits.

     (a) During the Employment Period, Executive's base salary shall be at least $82,000 per annum and shall be subject to review by the Board on an annual basis commencing January 1, 1998 (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible.

     (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other



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business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (c) In addition to the Base Salary, for the year ending December 31, 1997 Executive will receive a bonus pursuant to the bonus plan established for Executive by Sprint Industrial Services, Inc., and for the year ending December 31, 1998 Executive will be eligible to receive a bonus pursuant to a new bonus plan to be established by the Board.

     4. Term.

     (a) The Employment Period shall terminate upon the third anniversary of the date hereof, unless earlier terminated (i) by Executive's resignation, death or disability, (ii) by the Company for Cause or (iii) by the Company other than for Cause.

     (b) If the Employment Period is terminated pursuant to clause (a)(i) or clause (a)(ii) above, Executive shall be entitled to receive his Base Salary through the date of termination. If the Employment Period is terminated pursuant to clause (a)(iii) above, Executive shall be entitled to receive his Base Salary through the earlier of (i) the date which is six months after the date of termination or (ii) the third anniversary of the date hereof.

     (c) Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any amounts payable under this Agreement from and after any such time as Executive is in breach of the Noncompetition Agreement, dated as of the date hereof, by and between Executive and the Company.

     (d) All of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination.

     (e) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct that brings the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial failure to perform duties as reasonably directed by the Board (provided that the Company has given Executive prior written notice of such failure to perform duties and Executive fails to cure such failure to perform duties within ten
(10) days of such notice), (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any other material breach of this Agreement.

     5. Other Businesses. As long as Executive is employed by the Company or any of its Subsidiaries, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, or render services for, any business other than the business of the Company, any of its Subsidiaries or any entity in which the Company or any of its Subsidiaries have an equity interest.




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     6. Executive's Representations.  Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     7. Indemnification. The Company shall indemnify and hold harmless Executive from and against any and all liabilities and obligations related to, resulting from or attributable to the acts or omissions of the Company (other than liabilities or obligations related to, resulting from or attributable to Executive's gross negligence or willful misconduct) during the term of this Agreement.

     8. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

     Notices to Executive:

     J. D. Cox
     4403 Windsail Court
     Missouri City, TX  77459

     Notices to the Company:

     NES Acquisition Corp.
     c/o National Equipment Services
     1800 Sherman, Suite 100
     Evanston, Illinois  60201
     Attn.:  Kevin P. Rodgers

     With a copy to:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois  60601
     Attn.:  Sanford E. Perl

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be


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deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     10. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     11. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     12. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     14. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     15. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first written above.


                                       NES ACQUISITION CORP.


                                       By: /s/ Kevin Rodgers
                                           -----------------
                                       Its:   CEO





                                       /s/ J.D. Cox
                                       -----------------
                                       J. D. COX